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                                                                EXHIBIT 10(e)(v)

                              AMENDMENT NUMBER FOUR
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN

      WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

      WHEREAS, the Corporation, by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

      WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material amendments to the Plan; and

      WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain non-material respects in order to receive from the Internal Revenue Service a favorable determination letter for the Plan.

      NOW, THEREFORE, pursuant to the power of amendment contained in Section
17.1 of the Plan and the delegation of such power pursuant to Section 13.3 of the Plan, the Plan hereby is amended as follows:

      1.    Article 1 hereby is amended by adding the following new subsections
(i) and (ii) thereto, and by renumbering all subsequent subsections thereof:

      (i) the definitions of "annual additions" and "compensation" set forth in Section 6.3 shall be effective January 1, 1997;

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            (ii)  the provisions of Sections 6.2(d)(1) and 6.2(d)(2) with respect to the reduction of excess contributions for Highly Compensated Employees shall be effective July 1, 1997;

            2. Effective January 1, 1997, the last paragraph of Section 6.3 hereby is amended in its entirety to read as follows:

            For purposes of this Section, the "limitation year" shall be the Plan Year, the term "compensation" shall have the meaning set forth in U.S. Treasury Regulation Section 1.415-2(d)(10), the term "defined contribution plan" shall have the meaning set forth in section 415(k)(1) of the Code, and a Participant's employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as the Participant's employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Participant's employer or such entities.

            3.    Effective as of the date hereof, the final paragraph of
Section 9.2(b) hereby is amended in its entirety to read as follows:

            Any portion of a Participant's Matching Account and Profit Sharing Account which the Participant is not entitled to receive pursuant to this Section 9.2(b) shall be charged to such accounts and forfeited as of the earlier of (i) the date the Participant receives a distribution of the Participant's vested Account pursuant to Section
            9.3 or 9.4 and (ii) the date the Participant incurs a Break in Service of five consecutive years. If a Participant who receives a distribution of the Participant's vested Account pursuant to Section
            9.3 or 9.4 is reemployed prior to incurring a Break in Service of five consecutive years, then such forfeiture shall be reinstated as prescribed in Section 11.2(b). Amounts forfeited by a Participant pursuant to this Section shall be used first to restore the Accounts of recently located Participants previously employed by the Employer of such Participant (or the recently located Beneficiaries of Participants previously employed by the Employer of such Participant) whose Accounts were forfeited as described in Section 9.8, next to restore the Accounts of Participants who are reemployed by the Employer of such Participant as described in Section 11.2(b) and finally to reduce future contributions to the Plan by the Employer of such Participant.

            4. Effective July 1, 1997, the parenthetical in the first sentence of Section 11.4 hereby is amended in its entirety to read as follows:

            (defined as any person (other than an Employee of an Employer) who pursuant to an agreement between an Employer and a leasing organization has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, where such services are performed under the primary direction or control of the Employer).

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              APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS

COMMITTEE on this 6th day of May, 2004.

                                     Attest:

                                     /s/ John D. Gronda
                                     ------------------
                                     Secretary

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